                             VOID AFTER      , 2003
No. THGU                                                      CLASS A WARRANTS

                         REDEEMABLE CLASS A WARRANT CERTIFICATE TO
                             PURCHASE ONE SHARE OF COMMON STOCK

                                                              CUSIP 419209 11 9
                                    THE HAVANA GROUP, INC.






THIS CERTIFIES THAT, FOR VALUE RECEIVED


or registered assigns

(the "Registered Holder") is the owner of the number of Warrants (the Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, $.001 par value, of The Havana
Group, Inc., a Delaware corporation (the "Company"), at any time from       ,
1998, and prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Harris Trust Company of New York, 430 Park Avenue, New York, NY 10023, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $5.25, subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

   This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated
  , 1998, by and between the Company and the Warrant Agent.

   The Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment upon the occurrence of certain events as provided for in the Warrant Agreement.

   Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

   The term Expiration Date shall mean 5:00 P.M., (New York City Time) on
     , 2003. If such date shall in the State of New York be a Saturday, Sunday, holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York City Time) the next following day which in the State of New York is not a Saturday, Sunday, holiday or a day on which banks are authorized to close.

   The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registered statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that, if required by the Act, it will file a registered statement under the Act, use its best efforts to cause the same to become effective, to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.


   This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

   Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

   Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company at a redemption price of $.10 per
Warrant, at any time commencing after       , 1999, provided that the Market
Price (as defined in the Warrant Agreement) of the Common Stock for twenty
(20) consecutive trading days and ending no more than fifteen (15) days prior the Notice of Redemption, as defined below, shall have averaged at least $10.50 per share, subject in each case to adjustment in the event of any stock splits or similar events. Notice of redemption (the Notice of Redemption ) shall be given at least thirty days before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.10 per Warrant upon surrender of this Certificate.

   Under certain circumstances, VTR Capital, Inc., its successors and assigns shall be entitled to receive, in connection with the exercise of the Warrants represented hereby, five percent (5%) of the Purchase Price of the Warrants
so exercised commencing on or after                , 1999.

   Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

   This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of law principles.

   This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

   IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:               , 1998                             THE HAVANA GROUP, INC.

                             BY: /s/ Illegible          BY: /s/ Illegible

Countersigned:

    HARRIS TRUST COMPANY OF NEW YORK

                                   as Warrant Agent

                             SECRETARY                   PRESIDENT




By:

                                   Authorized Officer



                                      (Company Seal)

                                    SUBSCRIPTION FORM

                          To Be Executed by the Registered Holder
                                in Order to Exercise Warrant

   The undersigned Registered Holder hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such Securities shall be issued in name of

                                PLEASE INSERT SOCIAL SECURITY
                                  OR OTHER IDENTIFYING NUMBER

          ___________________________________________________________________

          ___________________________________________________________________

          ___________________________________________________________________

          ___________________________________________________________________

                          (please print or type name and address)


and be delivered to

          ____________________________________________________________________

          ____________________________________________________________________

          ____________________________________________________________________

          ____________________________________________________________________
                             (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                        IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

     1. The exercise of this Warrant was solicited by VTR Capital, Inc.    / /
     2. The exercise of this Warrant was solicited by__________________    / /
     3. If the exercise of this Warrant was not solicited, please check
        the following box.                                                 / /


Dated:___________________________________  X__________________________________

                                            __________________________________

                                            __________________________________
                                                            Address
                                            __________________________________
                                                Social Security or Taxpayer
                                                   Identification Number
                                            __________________________________
                                                     Signature Guaranteed

                                    ASSIGNMENT

                       To Be Executed by the Registered Holder
                            in Order to Assign Warrants

FOR VALUE RECEIVED, _______________________________, hereby sells, assigns and transfers unto

                              PLEASE INSERT SOCIAL SECURITY
                               OR OTHER IDENTIFYING NUMBER

          ____________________________________________________________________

          ____________________________________________________________________

          ____________________________________________________________________

          ____________________________________________________________________
                          (please print or type name and address)

_______________________________________of the Warrants represented by this
Warrant Certificate, and hereby irrevocably constitutes and appoints ________________________________________attorney to transfer this Warrant
Certificate on the books of the Company, with full power of substitution in the premises.

Dated:__________________________________ X__________________________________
                                                Signature Guaranteed
                                         ____________________________________


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION SIGNATURE PROGRAM.